Exhibit 99.1

Waitr Reports Fourth Quarter and Full Year 2020 Results

LAFAYETTE, LA, March 8, 2021 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand ordering and delivery, today reported financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter and Full Year 2020 Highlights

•

Revenue for the fourth quarter of 2020 was $46.8 million, compared to $43.1 million in the fourth quarter of 2019. Revenue for the year ended December 31, 2020 was $204.3 million, compared to $191.7 million for the year ended December 31, 2019.

•

Net income for the fourth quarter of 2020 was $2.6 million, or $0.02 per diluted share, compared to a loss of $21.6 million, or a loss of $0.28 per diluted share, in the fourth quarter of 2019. Net income for the year ended December 31, 2020 was $15.8 million, or $0.15 per diluted share, compared to a loss of $291.3 million, or a loss of $4.00 per diluted share, in the year ended December 31, 2019, an increase of $307.1 million. Net loss for the year ended December 31, 2019 included goodwill and intangible asset impairment charges totaling $191.2 million.

•

Adjusted EBITDA[1] for the fourth quarter of 2020 was $9.9 million, compared to a loss of $14.4 million in the fourth quarter of 2019, an increase of $24.3 million. Adjusted EBITDA[1] for the year ended December 31, 2020 was $43.4 million, compared to a loss of $54.8 million in the year ended December 31, 2019, an increase of $98.2 million or 179%.

•	As of December 31, 2020, cash on hand was $84.7 million and $88.5 million as of January 31, 2021.

“Our financial results for 2020 reflect the implementation of a myriad of strategic initiatives focused on operating and growing a profitable business, with eleven straight months of consistent profitability and positive operating cash flow. We have a dedicated, hard-working group of team members, a diversified selection of restaurant partners and an independent contractor driver base, all working together to provide our diners with quality service,” said Carl Grimstad, Chairman and CEO of Waitr.

“We continue to work with our restaurant partners, helping them navigate through these challenging times as the pandemic continues to impact their operations. Our commitment to our restaurant partners, diners and the communities in which we operate is unwavering. We have provided numerous job and independent contractor driver opportunities in many of the markets we serve. In addition to the impacts from the ongoing pandemic, during the fourth quarter of 2020 and in early 2021, adverse weather conditions impacted certain of the markets we operate in. Overcoming the challenges presented by these unprecedented weather events has been a top priority,” continued Grimstad.

“In 2021, we look to build on our success from 2020 by focusing on profitable growth, both through organic expansion and strategic acquisitions to bolster our delivery footprint and expansion into new verticals,” concluded Grimstad.

[1]	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.

Fourth Quarter and Full Year 2020 Key Business Metrics

•	Average Daily Orders were 34,628 and 39,071 for the fourth quarter and full year of 2020, respectively.

•	Active Diners as of December 31, 2020 were approximately 2 million.

Liquidity Update

As of December 31, 2020, the Company had cash on hand of $84.7 million and as of January 31, 2021, cash on hand was $88.5 million. The Company had total long-term debt outstanding at December 31, 2020 of $99.1 million, consisting of $49.4 million of term loans, $49.5 million of convertible notes and $0.2 million of promissory notes. The term loans and convertible notes mature in November 2023. As of December 31, 2020, the Company had outstanding short-term loans for insurance financing totaling $2.7 million.

The combination of the effects of implementing several strategic initiatives focused on improving revenue per order, cost per order, cash flow and profitability, along with proceeds from sales of common stock during the period from March 2020 through July 2020 pursuant to the Company’s at-the-market offering program, resulted in increased working capital and liquidity from December 31, 2019.

Fourth Quarter 2020 Earnings Conference Call

The Company will host a conference call to discuss fourth quarter 2020 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13717127. The replay will be available until Monday, March 15, 2021.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr operates an online ordering technology platform, providing delivery, carryout and dine-in options. Waitr, along with Bite Squad, connect local restaurants and grocery stores to diners in underserved U.S. markets. Together, they are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores. As of December 31, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 700 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is set forth in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com

Media

WaitrPR@icrinc.com

WAITR HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
REVENUE	$46,845	$43,100	$204,328	$191,675
COSTS AND EXPENSES:
Operations and support	24,919	34,589	109,240	147,759
Sales and marketing	3,388	10,755	12,242	52,370
Research and development	805	1,709	4,262	7,718
General and administrative	10,730	12,747	42,982	56,862
Depreciation and amortization	2,135	1,983	8,377	15,774
Goodwill impairment	—	—	—	119,212
Intangible and other asset impairments	1	316	30	73,251
Loss on disposal of assets	5	10	20	36
TOTAL COSTS AND EXPENSES	41,983	62,109	177,153	472,982
INCOME (LOSS) FROM OPERATIONS	4,862	(19,009)	27,175	(281,307)
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	1,937	2,838	9,458	9,408
Interest income	(7)	(160)	(102)	(1,037)
Other expense	221	(107)	1,861	1,547
NET INCOME (LOSS) BEFORE INCOME TAXES	2,711	(21,580)	15,958	(291,225)
Income tax expense	70	21	122	81
NET INCOME (LOSS)	$2,641	$(21,601)	$15,836	$(291,306)
INCOME (LOSS) PER SHARE:
Basic	$0.02	$(0.28)	$0.16	$(4.00)
Diluted	$0.02	$(0.28)	$0.15	$(4.00)
Weighted-average shares used to compute net income (loss) per share:
Weighted average common shares outstanding – basic	110,996,943	76,357,305	98,095,081	72,404,020
Weighted average common shares outstanding – diluted	125,018,776	76,357,305	108,175,022	72,404,020

WAITR HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash	$84,706	$29,317
Accounts receivable, net	2,954	3,272
Capitalized contract costs, current	737	199
Prepaid expenses and other current assets	6,657	8,329
TOTAL CURRENT ASSETS	95,054	41,117
Property and equipment, net	3,503	4,072
Capitalized contract costs, noncurrent	2,429	772
Goodwill	106,734	106,734
Intangible assets, net	23,924	25,761
Other noncurrent assets	588	517
TOTAL ASSETS	$232,232	$178,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$4,382	$4,384
Restaurant food liability	4,301	5,612
Accrued payroll	4,851	5,285
Short-term loans for insurance financing	2,726	3,612
Deferred revenue, current	141	414
Income tax payable	122	51
Other current liabilities	13,781	13,293
TOTAL CURRENT LIABILITIES	30,304	32,651
Long-term debt	94,372	123,244
Accrued medical contingency	16,987	17,203
Accrued workers’ compensation liability	—	102
Deferred revenue, noncurrent	—	45
Other noncurrent liabilities	2,473	325
TOTAL LIABILITIES	144,136	173,570
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	11	8
Additional paid in capital	451,991	385,137
Accumulated deficit	(363,906)	(379,742)
TOTAL STOCKHOLDERS’ EQUITY	88,096	5,403
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$232,232	$178,973

WAITR HOLDINGS INC.

CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$15,836	$(291,306)	$(51,816)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash interest expense	5,925	5,674	1,206
Non-cash advertising expense	—	397	603
Stock-based compensation	5,166	7,238	12,939
Equity issued in exchange for services	—	120	120
Loss on disposal of assets	20	36	9
Depreciation and amortization	8,377	15,774	1,223
Goodwill impairment	—	119,212	—
Intangible and other asset impairments	30	73,251	—
Amortization of capitalized contract costs	495	1,637	1,513
Write-off of notes receivable	388	—	—
Gain on derivatives	—	—	(337)
Gain on debt extinguishment	—	—	(486)
Other non-cash (income) expense	(12)	(68)	75
Changes in assets and liabilities:
Accounts receivable	232	2,143	(1,563)
Capitalized contract costs	(2,690)	(4,579)	(2,785)
Prepaid expenses and other current assets	1,355	(2,676)	(3,789)
Other noncurrent assets	(142)	—	—
Accounts payable	(2)	1,604	1,580
Restaurant food liability	(1,311)	4,475	170
Deferred revenue	(318)	(4,210)	2,312
Income tax payable	71	26	(427)
Accrued payroll	(434)	1,104	2,105
Accrued medical contingency	(216)	(680)	17,883
Accrued workers’ compensation liability	(102)	(161)	(988)
Other current liabilities	3,630	(2,617)	4,481
Other noncurrent liabilities	2,147	129	130
Net cash provided by (used in) operating activities	38,445	(73,477)	(15,842)
Cash flows from investing activities:
Purchases of property and equipment	(1,555)	(1,636)	(3,750)
Internally developed software	(3,982)	(1,805)	—
Acquisition of Bite Squad, net of cash acquired	—	(192,568)	—
Other acquisitions	(628)	(695)	(11)
Collections on notes receivable	21	94	—
Proceeds from sale of property and equipment	19	34	—
Net cash used in investing activities	(6,125)	(196,576)	(3,761)
Cash flows from financing activities:
Proceeds from issuance of stock	48,314	50,002	—
Equity issuance costs	(740)	(4,179)	—
Payments on long-term loans	(22,594)	—	—
Borrowings under short-term loans for insurance financing	4,753	7,875	2,172
Payments on short-term loans for insurance financing	(5,632)	(4,931)	(1,514)
Proceeds from exercise of stock options	45	4	97
Taxes paid related to net settlement on stock-based compensation	(1,077)	(811)	—
Proceeds from Notes and Term Loans	—	42,080	85,000
Debt issuance costs	—	—	(3,050)
Borrowings on line of credit	—	—	5,000

Payments on line of credit	—	—	(5,000)
Proceeds from convertible notes issuance	—	—	1,470
Repayment of Series 2017 and Series 2018 notes	—	—	(3,207)
Proceeds from warrant exercises	—	—	380
Cash received from Landcadia Holdings	—	—	215,331
Waitr shares redeemed for cash	—	(10)	(71,683)
Net cash provided by financing activities	23,069	90,030	224,996
Net change in cash	55,389	(180,023)	205,393
Cash, beginning of period	29,317	209,340	3,947
Cash, end of period	$84,706	$29,317	$209,340
Supplemental disclosures of cash flow information:
Cash paid during the period for state income taxes	$64	$74	$31
Cash paid during the period for interest	3,533	3,734	616
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes to stock	$12,026	$—	$—
Stock issued in connection with legal settlement	3,023	—	—
Accrued consideration for acquisitions	225	—	—
Equity consideration in acquisitions	100	868	142
Seller-financed payables related to other acquisitions	—	868	—
Stock issued as consideration in Bite Squad acquisition	—	126,574	—
Stock issued in connection with Additional Term Loans	—	3,884	—
Non-cash gain on debt extinguishment	—	1,897	—
Debt assumed in IndiePlate asset acquisition	—	—	60
Bifurcated embedded derivatives	—	—	87
Discount on convertible notes due to beneficial conversion feature	—	—	1,530
Warrants issued	—	—	1,612
Conversion of convertible notes to preferred stock	—	—	8,681

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

Adjusted EBITDA is not required by, nor presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, business combination related expenses, restructuring expenses, stock-based compensation expense, impairments of intangible assets and goodwill, and other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
NET INCOME (LOSS)	$2,641	$(21,601)	$15,836	$(291,306)
Interest expense	1,937	2,838	9,458	9,408
Income taxes	70	21	122	81
Depreciation and amortization	2,135	1,983	8,377	15,774
Goodwill impairment	—	—	—	119,212
Stock-based compensation	1,988	521	5,166	7,358
Intangible and other asset impairments	1	316	30	73,251
Business combination related expenditures	—	—	—	6,956
Costs associated with reduction in force	—	1,478	—	2,504
Restructuring expenses	—	—	850	—
Accrued legal contingency	—	—	1,023	2,000
One-time legacy receivable adjustment	388	—	388	—
Insurance adjustments related to employee-model workers compensation and auto insurance	776	—	776	—
One-time insurance reserve adjustment	—	—	1,352	—
ADJUSTED EBITDA	$9,936	$(14,444)	$43,378	$(54,762)